FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Chris Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE THIRD QUARTER FINANCIAL RESULTS ON OCTOBER 28, 2021

BURLINGTON, N.C., Sept. 28, 2021 — Labcorp (NYSE: LH), a leading global life sciences company, will release its financial results for the third quarter of 2021 before the market opens on Thursday, October 28, 2021. The company will host a conference call and webcast beginning at 9 a.m. ET that day to discuss the results. The earnings release and accompanying financial information will be posted on the Labcorp Investor Relations website.

Interested parties can access the conference call by dialing 1-877-898-8036 within the U.S. and Canada, or 1-720-634-2811 internationally, using the conference ID 4893731. In addition, a real-time webcast of the conference call will be available on the Labcorp Investor Relations website.

An audio replay of the conference call will be available from 1 p.m. ET on October 28, 2021, until 11:30 p.m. ET on November 11, 2021, by dialing 1-855-859-2056 within the U.S. and Canada, or 1-404-537-3406 internationally, using the conference ID 4893731. The webcast of the conference call will be archived and accessible through October 14, 2022, on the Labcorp Investor Relations website.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14 billion in FY2020. Learn about Labcorp at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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